EXHIBIT 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

September 6, 2014

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 205497561

Re: Clutterbug Move Management, Inc.

We have read the statements included in the 8-K dated September 6, 2014 of Clutterbug Move Management, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC